UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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PROTAGONIST THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT SUPPLEMENT

7707 Gateway Blvd., Suite 140

Newark, CA 94560

May 16, 2018

To the Stockholders of Protagonist Therapeutics, Inc.:

We are providing you with this proxy statement supplement to provide additional information resulting from events that occurred subsequent to the distribution of our proxy statement for our upcoming 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), which will be held on May 29, 2018, at 11:00 a.m. local time, at Pacific Research Center, Conference Center, 7677 Gateway Blvd., Newark, California 94560.

Appointment of Bryan Giraudo as Director

Bryan Giraudo has been appointed to serve as a Class III director until the Company’s 2019 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.  The Board has affirmatively determined that Mr. Giraudo is an independent director pursuant to Nasdaq’s governance listing standards and those rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended.

Since May 2018, Mr. Giraudo, age 43, has served as Chief Financial Officer of Gossamer Bio, a privately held biotechnology company.  Prior to joining Gossamer Bio, Mr. Giraudo served as Senior Managing Director at Leerink Partners, where he was responsible for the firm’s Western North America and Asia biotechnology and pharmaceutical relationships. Prior to joining Leerink in 2009, he was a Managing Director with Merrill Lynch in San Francisco. Mr. Giraudo received his B.A. from Georgetown University.

By Order of the Board of Directors,

/s/ Dinesh V. Patel, Ph.D.

Dinesh V. Patel, Ph.D.
President and Chief Executive Officer

Newark, California

May 16, 2018

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to Be Held on May 29, 2018: The Notice of 2018 Annual Meeting of Stockholders, Proxy Statement for the 2018 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at our website at www.protagonist-inc.com and at www.proxyvote.com.